UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 9, 2004

(Date of earliest event reported)

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-30203	94-3208477
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1005 Hamilton Court, Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:      (650) 847-0000

Not Applicable

(Former name or former address, if changed since last report.)

ITEM 5.02     Appointment of Principal Officer.

        On September 9, 2004, the Registrant’s Board of Directors designated Robert Colaizzi as the Registrant’s Principal Accounting Officer and elected Mr. Colaizzi as a Vice President and Corporate Controller. The Registrant has no employment agreement with Mr. Colaizzi. Mr. Colaizzi, who is 38 years old, has no family relationship with any director or executive officer, whether existing or prospective, of the Company.

        From August 2001 through August 2004, Mr. Colaizzi served as the Senior Director of Finance, Worldwide Financial Planning and Analysis, of BEA Systems Corporation. From February 2000 to August 2001, he served as the Vice President, Worldwide Finance and Corporate Controller, of Real Names Corporation. Prior to Joining Real Names, Mr. Colaizzi held a number of finance management positions with PeopleSoft Corporation and Oracle Corporation.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 15, 2004	Nuance Communications, Inc.
(Registrant)

/s/ Douglas Clark Neilsson

Douglas Clark Neilsson
Vice President and General Counsel